Exhibit 99.1

FOR IMMEDIATE RELEASE:
DATE: October 24, 2012
Investor Relations
CONTACT: Quynh McGuire
PHONE: 724-539-6559
Corporate Relations - Media
CONTACT: Lorrie Paul Crum
PHONE: 724-539-6792
KENNAMETAL ANNOUNCES FIRST QUARTER 2013 RESULTS
-    Reported EPS of $0.57
-    Delivered double digit operating margin
-    Stellite acquisition accretive $0.01 per share
-    Revised guidance due to slowing macro environment
LATROBE, Pa., (October 24, 2012) – Kennametal Inc. (NYSE: KMT) today reported fiscal 2013 first-quarter results, with earnings per diluted share (EPS) of $0.57 compared with the prior period EPS of $0.88.
Carlos Cardoso, Kennametal's Chairman, President and Chief Executive Officer said "Despite uncertainty in the global macroeconomic environment, our fiscal 2013 first-quarter results demonstrate our ability to sustain sound performance at Kennametal, in both profitability and return on invested capital.  Although market conditions make organic growth more challenging in the near-term, we remain highly focused on cost control to deliver mid-teens EBIT margin for the full fiscal year.  In addition, Kennametal consistently generates strong cash flow each year throughout the economic cycle, and we remain committed to balancing the interests of our employees, customers and shareowners."
Fiscal 2013 First Quarter Key Developments

•
Sales were $629 million, compared with $659 million in the same quarter last year. Sales decreased by 4 percent driven by a 7 percent organic decline, 5 percent unfavorable effect from currency exchange and 1 percent from fewer business days, partially offset by a 9 percent increase from the Stellite acquisition.

•
Operating income was $64 million, compared with $102 million in the same quarter last year. The Stellite acquisition contributed $3 million of operating income in the current year quarter. Operating income decreased primarily due to lower sales volume, lower absorption of manufacturing costs and unfavorable currency impacts. This decrease was partially offset by reduced operating expense due to cost control. Excluding Stellite, adjusted operating margin was 10.8 percent, compared with an operating margin of 15.4 percent in the prior year.

•
The effective tax rate for the quarter was 20.7 percent compared with 23.0 percent in the prior year period. The current quarter rate reflects a benefit from the effective settlement of an income tax audit in Europe, partially offset by the impacts of stronger earnings in the United States and the reduction in the tax rate in the United Kingdom.

•	EPS were $0.57, compared with the prior year quarter EPS of $0.88. The current year EPS includes $0.01 per share accretion from the Stellite acquisition.

•	Adjusted ROIC was 14.6 percent as of September 30, 2012.

•	The company purchased 706,098 shares of its capital stock under a previously announced amended share repurchase program.
Segment Developments for the Fiscal 2013 First Quarter

•
Industrial segment sales of $353 million declined 15 percent from $418 million in the prior year quarter, which reflected a 9 percent organic decline and a 6 percent unfavorable effect from currency exchange. On an organic basis, sales declined 15 percent in general engineering and 1 percent in transportation, while aerospace and defense sales grew 7 percent. General engineering was unfavorably affected by lower sales to the indirect channel due to inventory destocking as a result of the slowing macro environment. On a regional basis, sales declined approximately 13 percent in the Americas, 7 percent in Europe and 1 percent in Asia.

•
Industrial segment operating income was $35 million compared with $73 million in the prior year. Industrial operating income decreased primarily due to lower sales volume and lower absorption of manufacturing costs, and unfavorable foreign currency impacts. Industrial operating margin was 10.0 percent compared with 17.4 percent in the prior year.

•
Infrastructure segment sales of $276 million increased 15 percent from $241 million in the prior year, driven by 25 percent growth from the Stellite acquisition, partially offset by a 5 percent organic decline, 4 percent unfavorable effect from currency exchange and 1 percent from fewer business days. On an organic basis, sales declined by 6 percent in both the energy and earthworks markets. Earthworks continues to be affected by weak demand for underground coal in North America, while energy is being affected by lower global demand. On a regional basis excluding the impact of the Stellite acquisition, sales decreased approximately 11 percent in the Americas and 7 percent in Europe, while sales were 5 percent higher in Asia.

•
Infrastructure segment operating income was $32 million, compared with $33 million in the same quarter of the prior year. Operating income benefited from Stellite operating income of $3 million, which was more than offset by the effects of the organic sales decline and lower absorption of manufacturing costs. Infrastructure adjusted operating margin was 13.2 percent compared with 13.5 percent in the prior year.

Reconciliations of all non-GAAP financial measures are set forth in the tables attached, and corresponding descriptions are contained in the company’s report on Form 8-K, to which this news release is attached.

Outlook

Although the company expects near-term challenges in the macro environment fueled by global uncertainty, the underlying fundamentals suggest a resumption of growth in the industrial sector during the second half of fiscal 2013, especially in the United States and Asia.
In response to the slowing macro environment, Kennametal has lowered its fiscal 2013 total sales growth range to 3 to 6 percent, with organic sales ranging from flat to negative 3 percent, from the previous sales growth range of 7 to 10 percent with organic sales growth of 5 to 7 percent.
As a result of lower than expected sales, the company has revised its EPS guidance for fiscal 2013 to range from $3.40 to $3.70, from the previous range of $4.10 to $4.40. Included in this outlook is the accretive contribution of the Stellite acquisition, which is still expected to range between $0.15 and $0.25 per share, net of integration costs.
The company expects cash flow from operations in the range of $320 million to $385 million for fiscal 2013 as compared with the previous range of $425 million to $475 million. Based on anticipated capital expenditures of approximately $95 million to $110 million, the company expects to generate between $225 million and $275 million of free operating cash flow for the full fiscal year, from the previous range of $300 million to $350 million.

Dividend Declared
Kennametal also announced that its Board of Directors declared a quarterly cash dividend of $0.16 per share. The dividend is payable November 27, 2012 to shareowners of record as of the close of business on November 6, 2012.
Kennametal advises shareowners to note monthly order trends, for which the company generally makes a disclosure ten business days after the conclusion of each month. This information is available via the Investor Relations section of Kennametal’s corporate website at www.kennametal.com.
The company will discuss its fiscal 2013 first-quarter results in a live webcast at 10:00 a.m. ET today. This event will be broadcast live on the company’s website, www.kennametal.com. To access the webcast, select “Investor Relations” and then “Events.” A recorded replay of this event also will be available on the company’s website through November 26, 2012.
Certain statements in this release may be forward-looking in nature, or “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are statements that do not relate strictly to historical or current facts. For example, statements about Kennametal’s outlook for earnings, sales volumes, and cash flow for fiscal year 2013 and our expectations regarding future growth and financial performance are forward-looking statements. Any forward looking statements are based on current knowledge, expectations and estimates that involve inherent risks and uncertainties. Should one or more of these risks or uncertainties materialize, or should the assumptions underlying the forward-looking statements prove incorrect, our actual results could vary materially from our current expectations. There are a number of factors that could cause our actual results to differ from those indicated in the forward-looking statements. They include: economic recession; availability and cost of the raw materials we use to manufacture our products; our foreign operations and international markets, such as currency exchange rates, different regulatory environments, trade barriers, exchange controls, and social and political instability; changes in the regulatory environment in which we operate, including environmental, health and safety regulations; our ability to protect and defend our intellectual property; competition; our ability to retain our management and employees; demands on management resources; demand for and market acceptance of our products; integrating acquisitions and achieving the expected savings and synergies; business divestitures; and implementation of environmental remediation matters. Many of these risks and other risks are more fully described in Kennametal’s latest annual report on Form 10-K and its other periodic filings with the Securities and Exchange Commission. We undertake no obligation to release publicly any revisions to forward-looking statements as a result of future events or developments.
Kennametal Inc. (NYSE: KMT) delivers productivity to customers seeking peak performance in demanding environments by providing innovative custom and standard wear-resistant solutions. This proven productivity is enabled through our advanced materials sciences and application knowledge. Our commitment to a sustainable environment provides additional value to our customers. Companies operating in everything from airframes to coal mining, from engines to oil wells and from turbochargers to construction recognize Kennametal for extraordinary contributions to their value chains. In fiscal year 2012, customers bought nearly $3 billion of Kennametal products and services – delivered by our approximately 13,000 talented employees doing business in more than 60 countries worldwide – with more than 50 percent of these revenues coming from outside North America. Visit us at www.kennametal.com.

FINANCIAL HIGHLIGHTS
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)

	Three Months Ended September 30,
(in thousands, except per share amounts)	2012	2011
Sales	$629,459	$658,877
Cost of goods sold	421,111	407,817
Gross profit	208,348	251,060
Operating expense	138,860	145,989
Amortization of intangibles	5,107	3,461
Operating income	64,381	101,610
Interest expense	5,956	5,487
Other (income) expense, net	(902)	574
Income from continuing operations before income taxes	59,327	95,549
Provision for income taxes	12,280	21,976
Net income	47,047	73,573
Less: Net income attributable to noncontrolling interests	657	1,587
Net income attributable to Kennametal	$46,390	$71,986
PER SHARE DATA ATTRIBUTABLE TO KENNAMETAL SHAREOWNERS
Basic earnings per share	$0.58	$0.89
Diluted earnings per share	$0.57	$0.88
Dividends per share	$0.16	$0.12
Basic weighted average shares outstanding	80,245	80,659
Diluted weighted average shares outstanding	81,405	81,808

CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(in thousands)	September 30, 2012	June 30, 2012
ASSETS
Cash and cash equivalents	$110,528	$116,466
Accounts receivable, net	437,700	478,989
Inventories	624,265	585,856
Other current assets	99,586	101,651
Total current assets	1,272,079	1,282,962
Property, plant and equipment, net	740,706	742,201
Goodwill and other intangible assets, net	959,637	962,837
Other assets	43,778	46,188
Total assets	$3,016,200	$3,034,188
LIABILITIES
Current maturities of long-term debt and capital leases, including notes payable	$70,803	$75,137
Accounts payable	183,605	219,475
Other current liabilities	225,880	284,010
Total current liabilities	480,288	578,622
Long-term debt and capital leases	530,321	490,608
Other liabilities	293,059	296,737
Total liabilities	1,303,668	1,365,967
KENNAMETAL SHAREOWNERS’ EQUITY	1,687,353	1,643,850
NONCONTROLLING INTERESTS	25,179	24,371
Total liabilities and equity	$3,016,200	$3,034,188

SEGMENT DATA (UNAUDITED)	Three Months Ended September 30,
(in thousands)	2012	2011
Outside Sales:
Industrial	$353,177	$417,819
Infrastructure	276,282	241,058
Total outside sales	$629,459	$658,877
Sales By Geographic Region:
North America	$283,223	$302,545
Western Europe	$176,154	$187,727
Rest of World	170,082	168,605
Total sales by geographic region	$629,459	$658,877
Operating Income:
Industrial	$35,189	$72,685
Infrastructure	31,735	32,554
Corporate (1)	(2,543)	(3,629)
Total operating income	$64,381	$101,610
(1)  Represents unallocated corporate expenses

In addition to reported results under generally accepted accounting principles in the United States of America (GAAP), the following financial highlight tables include, where appropriate, a reconciliation of adjusted results including, sales, operating income and margin, net income and diluted earnings per share, Infrastructure sales, operating income and margin, free operating cash flow and return on invested capital (which are non-GAAP financial measures), to the most directly comparable GAAP measures. For those adjustments that are presented ‘net of tax’, the tax effect of the adjustment can be derived by calculating the difference between the pre-tax and the post-tax adjustments presented. The tax effect on adjustments is calculated by preparing an overall tax calculation including the adjustments and then a tax calculation excluding the adjustments. The difference between these calculations results in the tax impact of the adjustments.
Management believes that investors should have available the same information that management uses to assess operating performance, determine compensation and assess the capital structure of the company. These non-GAAP measures should not be considered in isolation or as a substitute for the most comparable GAAP measures. Investors are cautioned that non-GAAP financial measures utilized by the company may not be comparable to non-GAAP financial measures used by other companies. Reconciliations of all non-GAAP financial measures are set forth in the attached tables and descriptions of certain non-GAAP financial measures are contained in our report on Form 8-K to which this release is attached.
THREE MONTHS ENDED SEPTEMBER 30, 2012 - EXCLUDING STELLITE (UNAUDITED)

(in thousands, except percents)			Infrastructure Sales	Infrastructure Operating Income
2013 Reported Results			$276,282	$31,735
2013 Reported Operating Margin				11.5%
Acquisition impact (2)			(59,505)	(3,091)
2013 Adjusted Results			$216,777	$28,644
2013 Adjusted Operating Margin				13.2%
THREE MONTHS ENDED SEPTEMBER 30, 2012 - EXCLUDING STELLITE (UNAUDITED)
(in thousands, except per share amounts)	Sales	Operating Income	Net Income (3)	Diluted EPS
2013 Reported Results	$629,459	$64,381	$46,390	$0.57
2013 Reported Operating Margin		10.2%
Acquisition impact (2)	(59,505)	(3,091)	(374)	(0.01)
2013 Adjusted Results	$569,954	$61,290	$46,016	$0.56
2013 Adjusted Operating Margin		10.8%
(2)  Includes the impact of Stellite operations
(3)  Represents amounts attributable to Kennametal Shareowners

FREE OPERATING CASH FLOW (UNAUDITED)	Three Months Ended
	September 30,
(in thousands)	2012	2011
Net cash flow from operating activities	$3,138	$(7,238)
Purchases of property, plant and equipment	(15,803)	(11,607)
Proceeds from disposals of property, plant and equipment	423	545
Free operating cash flow	$(12,242)	$(18,300)

RETURN ON INVESTED CAPITAL (UNAUDITED)
September 30, 2012 (in thousands, except percents)

Invested Capital	9/30/2012	6/30/2012	3/31/2012	12/31/2011	9/30/2011	Average
Debt	$601,124	$565,745	$640,871	$307,938	$312,721	$485,680
Total equity	1,712,532	1,668,221	1,745,699	1,630,174	1,588,745	1,669,074
Total	$2,313,656	$2,233,966	$2,386,570	$1,938,112	$1,901,466	$2,154,754
		Three Months Ended
Interest Expense		9/30/2012	6/30/2012	3/31/2012	12/31/2011	Total
Interest expense		$5,956	$8,469	$8,003	$5,256	$27,684
Income tax benefit						5,277
Total interest expense, net of tax						$22,407
Total Income		9/30/2012	6/30/2012	3/31/2012	12/31/2011	Total
Net income attributable to Kennametal, as reported		$46,390	$86,048	$75,499	$73,697	$281,634
Stellite acquisition charges		—	2,267	4,738	—	7,005
Noncontrolling interest		657	504	738	774	2,673
Total income, adjusted		$47,047	$88,819	$80,975	$74,471	$291,312
Total interest expense, net of tax						22,407
						$313,719
Average invested capital						$2,154,754
Adjusted Return on Invested Capital						14.6%
Return on invested capital calculated utilizing net income, as reported is as follows:
Net income attributable to Kennametal, as reported						$281,634
Total interest expense, net of tax						22,407
						$304,041
Average invested capital						$2,154,754
Return on Invested Capital						14.1%